UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2011

INVESTORS TITLE COMPANY
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-11774	56-1110199
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 North Columbia Street, Chapel Hill, North Carolina	27514
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (919) 968-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 18, 2011, Investors Title Company held its annual meeting of shareholders for the purposes of electing three directors for three-year terms or until their successors are elected and qualified to fill the expiring terms of W. Morris Fine, Richard M. Hutson II and R. Horace Johnson.  With a quorum present, W. Morris Fine, Richard M. Hutson II and R. Horace Johnson were elected to the Board to serve for three years or until their successors are elected and qualified.   Below is a summary of the final results:

			Broker
Director	For	Withheld	Non-Votes

W. Morris Fine	1,352,346	3,676	391,332
Richard M. Hutson II	1,351,499	4,523	391,332
R. Horace Johnson	1,351,599	4,423	391,332

Additionally, the shareholders considered the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Registered Public Accounting Firm for 2011 and such action was ratified with an affirmative vote of 1,741,094 shares.  2,577 shares were voted against and 3,683 shares abstained from voting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS TITLE COMPANY

Date:	May 19, 2011	By:	/s/	James A. Fine, Jr.
James A. Fine, Jr.
President, Treasurer and
Chief Financial Officer